UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported):  September 14, 2010

Global MobileTech, Inc.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-53493

Nevada	26-1550187
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1312 North Monroe, Suite 750 Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

(509) 723-1312
(Registrant’s telephone number, including area code)
25 West Cataldo, Suite A Spokane, Washington 99202
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 14, 2010, VyseTECH Asia Sdn Bhd and Global MobileTech, Inc. amended the Exclusive Marketing, Distribution and License Agreement originally entered into by the parties on March 15, 2010.   This amendment extended the payment period of the $500,000 one time license fee to March 15, 2011.

Item 3.02.	Unregistered Sales of Equity Securities.

On September 14, 2010, Global MobileTech entered into definitive agreements relating to the private placement of $32,214 of our securities through the sale of 32,214 shares of our common stock at $1.00 per share and three year warrants to purchase 16,107 shares of common stock at $1.00 per share to an accredited individual. The purchaser in the private placement was Nor Fairolzukry. There were no fees, commissions or professional fees for services payable in conjunction with the private placement.

Pursuant to a Registration Rights Agreement, Global MobileTech agreed to use its commercially reasonable efforts to file a registration statement covering the securities issued in the private placement within 110 days after the final closing of the offering and to have such registration statement declared effective within 230 days of such final closing.

The Company is relying on the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended. We believe that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

Item 9.01.	Exhibits. Financial Statements and Exhibits

(c)	Exhibits

10.1

Letter Agreement between VyseTECH Asia Sdn Bhd and Global MobileTech, Inc. dated September 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MOBILETECH, INC. (Registrant)

Date: September 17, 2010	By:	/s/ Aik Fun Chong
Aik Fun Chong President and CEO